SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)


           COMMON STOCK-ESKIMO PIE CORP

          GABELLI FUNDS, INC.
THE GABELLI SMALL CAP GROWTH FUND
                                 3/07/97            4,000            12.6250
          GAMCO INVESTORS, INC.
                                 3/12/97            5,000-           12.5875
                                 3/12/97            5,000            12.5875
                                 3/10/97            5,000            12.5875
          GAMCO INVESTORS, INC.
                                 3/18/97            2,000            12.0000
                                 3/17/97            2,000            12.0000
                                 3/10/97            2,000            12.5625
                                 3/10/97            5,000            12.7500
                                 3/07/97            1,000            12.2500
                                 1/24/97              500-             *DO





















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.

                                      31